The Depositary and Information Agent (see the back page of the Letter of Acceptance and Transmittal for addresses and telephone numbers) or your broker or other financial advisor will assist you in completing this Notice of Guaranteed Delivery.

THIS IS NOT A LETTER OF ACCEPTANCE AND TRANSMITTAL

NOTICE OF GUARANTEED DELIVERY

for
Common Shares
of

THE STALLION GROUP

To be deposited pursuant to the Offer dated [     ●     ], 2008 of

DELTA OIL & GAS, INC.

The terms and conditions of the Prospectus are incorporated by reference in this Notice of Guaranteed Delivery. Capitalized terms used, but not defined, in this Notice of Guaranteed Delivery which are defined in the Prospectus shall have the respective meanings set out in the Prospectus.

If a Shareholder wishes to deposit common shares of The Stallion Group (“Common Shares”) pursuant to the Prospectus and (i) the certificate(s) representing the Common Shares are not immediately available, or (ii) such Shareholder cannot deliver the certificate(s) and all other required documents to the Depositary at or prior to the Expiry Time, those Common Shares may nevertheless be deposited pursuant to the Prospectus by utilizing the procedures contemplated by this Notice of Guaranteed Delivery provided that all of the following conditions are met:

1. such deposit is made by or through an Eligible Institution;

2. a properly completed and duly executed copy of this Notice of Guaranteed Delivery, or a facsimile hereof, including a guarantee by an Eligible Institution as specified herein is received by the Depositary at the office set out below, at or prior to the Expiry Time; and

3. the certificate(s) representing the deposited Common Shares in proper form for transfer, together with a properly completed and duly executed Letter of Acceptance and Transmittal, or a facsimile thereof, with any required signature guarantees and all other documents required by the Letter of Acceptance and Transmittal, are received by the Depositary at the office set out below at or prior to 5:00 p.m. (Pacific Time) on the third trading day on the Over-The-Counter Bulletin Board after the Expiry Time.

This Notice of Guaranteed Delivery may be delivered by hand or courier or transmitted by facsimile or mailed to the Depositary at the office set out below and must be guaranteed by an Eligible Institution in the form set out below.

This form is not to be used to guarantee signatures. If a signature on the Letter of Acceptance and Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the Letter of Acceptance and Transmittal.

TO:	DELTA OIL & GAS, INC. (the “Offeror”), and AS DEPOSITARY

By Mail: Suite 300-1055 West Hastings Street Vancouver, British Columbia Canada V6E 2E9	By Courier or By Hand: Suite 300-1055 West Hastings Street Vancouver, British Columbia Canada V6E 2E9

Delivery of this Notice of Guaranteed Delivery to an address does not constitute a valid delivery.

The undersigned hereby deposits with the Offeror, upon the terms and subject to the conditions set forth in the Prospectus, and the Letter of Acceptance and Transmittal, receipt of which is hereby acknowledged, the Common Shares described below, pursuant to the guaranteed delivery procedures set forth in the section entitled “Offer — Manner of Acceptance — Procedure for Guaranteed Delivery” of the Prospectus and Instruction 2 to the Letter of Acceptance and Transmittal.

	Certificate Number(s)*	Number of
Name(s) in which Registered	(if available)	Common Shares Deposited

Total
* *Unless otherwise indicated, all shares evidenced by any certificate(s) submitted to the Depositary will be deemed to have been deposited under the Offer.

Area Code and Telephone Number during Business Hours:

( )
Date:

Signature

NOTE:	DO NOT SEND CERTIFICATES FOR COMMON SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR COMMON SHARES SHOULD BE SENT WITH YOUR LETTER OF ACCEPTANCE AND TRANSMITTAL.

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution, hereby guarantees delivery to the Depositary (at its address set forth herein) of the certificate or certificates representing Common Shares deposited hereby, in proper form for transfer, together with a properly completed and duly executed Letter of Acceptance and Transmittal in proper form (or a facsimile thereof) and all other documents required by such Letter of Acceptance and Transmittal, on or prior to 5:00 p.m. (Pacific time) on the third trading day on the Over-The-Counter Bulletin Board after the Expiry Time.

An “Eligible Institution” means a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP).

Name of Firm: ____________________________________________	Authorized Signature: _______________________________________

Address of Firm: _________________________________________	Name: ____________________________________________________

________________________________________________	Title: _____________________________________________________

Telephone No.: __________________________________________	Date: _____________________________________________________

The Depositary for the Offer is

DELTA OIL & GAS, INC.

For Delivery by Mail:	For Delivery by Courier or by Hand:
Suite 300-1055 West Hastings Street Vancouver, British Columbia Canada V6E 2E9	Suite 300-1055 West Hastings Street Vancouver, British Columbia Canada V6E 2E9